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     This Note and the securities issuable on conversion hereof have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or state securities law and may not be transferred or sold unless (i) registered under the Securities Act and applicable state securities laws or (ii) an exemption from registration is available at the time of such transfer or sale.

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                                  NETWORD, INC.


                     6% Convertible Note due March 31, 2002


$20,000.00                                                    New York, New York
                                                             as of April 1, 1999



                  FOR VALUE RECEIVED, the undersigned, NETWORD, INC., a Delaware corporation ("Company"), hereby promises to pay to the order of KRONISH LIEB WEINER & HELLMAN LLP (the "Payee"), the principal sum of TWENTY THOUSAND
AND 00/100 DOLLARS ($20,000.00). The principal of this Note, to the extent not earlier paid or converted as herein provided, shall be due and payable on March 31, 2002. Interest shall accrue on the unpaid balance of the principal of this Note from time to time outstanding at the rate of six percent (6%) per year, until the principal amount of this Note shall be fully paid, and to the extent not earlier paid or converted as herein provided, shall be due and payable concurrently with the payment of principal hereunder.

                  This Note incorporates the following additional terms:

                  1. This Note is issued by the Company to the Payee in partial payment for legal services provided by the Payee to the Company.

                  2. Payments of principal of and interest on this Note shall be made in lawful money of the United States of America to the Payee, at its offices, located at 1114 Avenue of the Americas, New York, New York 10036,
Attention: Russell Berman,

Esq., or at such other place as the Payee shall have designated to the Company in writing.

                  3. The Payee by acceptance of this Note covenants and represents to the Company that this Note and any securities issued on exercise of the conversion privilege contained herein are being acquired by the Payee without a view to distribution and that the Payee will at no time transfer, assign or dispose of this Note or such securities except in compliance with the requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

                  4. This Note may not be prepaid by the Company at any time prior to maturity, unless the written consent of the Payee is obtained.

                  5. (a) Subject to and upon compliance with the provisions of this Section 5 and Section 6, the Payee may, at its option, convert the principal amount of this Note (or any portion thereof), together with all accrued interest on the principal portion hereof being so converted, into fully paid and nonassessable shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), at $1.00 per share (the "Conversion Price").

                           (b) The Conversion Price shall be subject to
appropriate decrease or increase, as the case may be, if the Company shall at any time after the date of issuance of this Note:

                                    (i) declare with respect to any shares of
the Company's stock, any dividend or distribution payable in shares of Common Stock or in securities directly or indirectly convertible into or exchangeable for shares of Common Stock (but only upon the issuance of shares of Common Stock following the conversion or exchange of such securities), or

                                    (ii) subdivide or combine outstanding shares
of Common Stock.

                           (c) In case of any reclassification, change or
exchange of outstanding shares of Common Stock (except for a change as a result of a subdivision or combination of such shares), or in case of any consolidation of the Company with, or merger of the Company into, another corporation (except for a merger or a consolidation in which the Company is the continuing corporation and which does not result in any reclassification, change or exchange of outstanding shares of Common Stock other than a change as a result of a subdivision or combination of such shares), or in case of any transfer to another corporation of the assets of the Company as an entirety or substantially as an entirety, or if the Company shall declare a dividend or distribution (except in shares of Common Stock or in securities directly or indirectly convertible into or exchangeable for shares of Common Stock) upon the shares of Common Stock payable otherwise than in cash out of earned surplus, this Note shall thereafter be convertible pursuant to this
Section 5 into the kind and amount of shares and other securities and property that the Payee would have owned or would have been entitled to receive immediately after such reclassification, change, exchange, consolidation, merger, transfer, dividend or distribution, had this Note been converted immediately prior to the effective date of such reclassification, change, exchange, consolidation, merger or transfer or immediately prior to the date for the determination of security holders of record entitled to receive such dividend or distribution.

                           (d) At the option of the Payee, to avoid the issuance
of any fractional shares upon any conversion, adjustment therefor may be made in cash in an amount equal to the same fraction of the Conversion Price in effect on the date of such conversion.

                           (e) No adjustment will be made upon conversion of
this Note in respect of dividends or distributions previously paid or declared (the date for the determination of security holders of record entitled to receive such dividends or distributions having passed) on the shares of Common Stock previously outstanding, except as otherwise provided in Section 5(b).

                           (f) Whenever the number of shares of Common Stock or
other securities or assets deliverable upon conversion of this Note shall be adjusted as provided in this Section 5, the Company shall forthwith obtain and file with its corporate records a certificate or letter from the firm of independent public accountants then retained by the Company setting forth the adjusted number of shares of Common Stock or other securities or assets deliverable upon conversion of this Note, and a copy of such certificate or letter shall be mailed to the holder hereof. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available at the principal office of the Company for inspection by the holder of this Note on any day during normal business hours.

                  6. To exercise the conversion privilege at any time when such privilege is exercisable in accordance with the terms of this Note (including, without limitation, whether prior to or after the occurrence of any event referred to in Section 8), the Payee shall surrender this Note, with the attached form of Conversion Notice duly completed, to the Company at the principal office of the Company or at such other place as the Company may designate. As promptly as practicable after surrender of this Note as aforesaid but in no event later than three business days thereafter, the Company shall issue and deliver to the Payee a certificate or certificates for the number of shares of Common Stock and/or other securities issuable or deliverable upon the conversion of this Note or such designated portion hereof in accordance herewith and cash in respect of any fraction of a share of Common Stock for which the Payee has elected to receive cash. Such conversion shall be deemed to have been effected at the time when such notice shall have been received by the Company and this Note shall have been surrendered as aforesaid, and the person in whose name any certificate for shares of Common Stock or other securities shall be issuable upon such conversion shall be deemed to have become on such date the holder of record of the shares or other securities represented thereby, subject to the provisions of Section 8.

                  If less than all of the amount owing in respect of this Note shall be converted or paid in cash upon any such conversion, the Company shall execute and deliver to the Payee, at the expense of the Company, a new Note, in the principal amount equal to the unconverted portion of this Note and in the same form as this Note.

                  7. The Company covenants and agrees that it will at all times reserve and keep available such number of its duly authorized and unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and the exercise or conversion of all other outstanding securities exercisable or convertible with respect to shares of Common Stock and that, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note and the exercise or conversion of all other outstanding securities exercisable or convertible with respect to shares of Common Stock at the Conversion Price then in effect, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purpose.

                  8. If, at any time prior to the payment of this Note (whether upon stated maturity, acceleration or otherwise), any of the following events shall occur:

                           (a) the Company shall declare any dividend or other distribution upon the shares of Common Stock payable otherwise than in cash out of earned surplus; or

                           (b) the Company shall offer to the holders of shares of Common Stock any additional shares of the Company or options or warrants therefor or securities convertible into shares of Common Stock or any right to subscribe therefor; or

                           (c) a recapitalization, reclassification, consolidation, merger, transfer of assets, dissolution, liquidation, winding-up of the Company or other similar action of the Company requiring approval by its stockholders shall be proposed, then in any one or more of such events, the Company shall give to the Payee, in accordance with Section 13, not less than 20 days prior notice of the date on which:

                           (i) the books of the Company shall be closed or a record taken for determination of the stockholders entitled to such dividend, distribution or subscription rights, or

                           (ii) the books of the Company shall be closed or a record taken for determination of the stockholders entitled to vote on such proposed recapitalization, reclassification, consolidation, merger, transfer of assets, dissolution, liquidation, winding-up or other similar action.

Failure to give such notice or any defect therein shall not affect the validity of any action taken.

                  9. (a) In the case of any Event of Default (as hereinafter defined), the Payee may, by notice to the Company specifying such Event of Default, declare the principal of and any accrued interest on this Note to be immediately due and payable and thereupon, this Note including both principal and interest, shall become immediately due and payable. This provision is subject to the condition that if, at any time after this Note has been declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Company shall pay all matured installments of interest then due and all payments on account of principal then due (other than by reason of such declaration), then such declaration and its consequences shall be rescinded and annulled, but no such rescission or annulment shall extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon.

                           (b) Notice of any Event of Default shall be given by
the Company to the Payee within five business days after the Company shall become aware of its existence.

                           (c) For purposes of this Note any one or more of the
following shall constitute an "Event of Default":

                                    (i) Default in the payment of the principal
                  of this Note when the same shall mature or become due and payable, either by the terms hereof or otherwise; or

                                    (ii) Default in the payment of any interest
                  on this Note for more than 15 days after the same has become due and payable; or

                                    (iii) Any judgment, writ or warrant of
                  attachment or of any similar process in an amount in excess of $100,000 is entered or filed against the Company or against the property or assets of the Company and remains unpaid, unvacated, unbonded and unstayed for a period of 60 days.

                  10. Nothing in this Note shall affect or impair the right, which is absolute and unconditional, of the Payee to receive payment of or to institute suit to enforce this Note at and after the maturity hereof (whether stated maturity, acceleration, declaration pursuant to this Note or otherwise) or the obligation of the Company, which is also absolute and unconditional, to pay the principal of and interest on this Note to the Payee at the time and place expressed herein.

                  11. In any case where the date of maturity of interest on, or principal of, this Note shall be a Sunday or a legal holiday in the State of New York or a day on which banking institutions doing business in the State of New York are authorized by law to close, then payment of such interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of maturity (and no interest shall accrue for the period after such nominal date).

                  12. The agreements, undertakings, representations and warranties contained in this Note shall remain operative and in full force and effect and, subject to payment in full of all principal and interest due hereon, and shall survive the surrender and/or delivery of this Note to the Company for cancellation or otherwise in connection with the transfer hereof.

                  13. Except as herein otherwise expressly provided, all notices, requests, demands, consents and other communications required or permitted under this Note shall be in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or
(iii) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a person whose address is herein specified may from time to time designate as to itself by notice similarly given to the other such designees in accordance herewith). A notice of change of address shall not be deemed given until received by the addressee. Notices shall be addressed:

                           (1) if to the Payee:

                                    Kronish Lieb Weiner & Hellman LLP
                                    1114 Avenue of the Americas
                                    New York, New York 10036-7798
                                    Attn:  Russell S. Berman, Esq.
                                    Telecopier: 212-997-3525

                           (2)  to the Company at:

                                    Netword, Inc.
                                    702 Russell Avenue
                                    Third Floor
                                    Gaithersburg, Maryland 20877
                                    Attn: Michael Wise
                                    Telecopier:

                  14. This Note shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflict of laws principles thereof).

                  15. All the covenants, stipulations, promises and agreements contained in this Note by or on behalf of the Company shall bind its successors and assigns, whether or not so expressed.



                                                     NETWORD, INC.



                                                     By:/s/Kent M. Klineman
                                                        ----------------------
                                                     Name:  Kent M. Klineman
                                                     Title: Secretary

                              NOTICE OF CONVERSION

To be executed by the owner of the attached Note if such owner desires to convert the attached Note:


The undersigned owner of the attached Note hereby

         [   ]             irrevocably exercises the option to convert such
                           Note or portions thereof below designated into shares of Common Stock of Netword, Inc. ("Netword
                           Shares") in accordance with the terms of such Note,

         [   ]             elects to receive payment in cash for any
                           fractional share issuable upon such conversion,


and directs that the Netword Shares issuable and deliverable upon such conversion, together with any check in payment for any fractional share as to which an election to receive cash is made above, be delivered to the undersigned. If less than all of the amount owing in respect of this Note shall be converted or paid in cash upon any such conversion, the Company shall execute and deliver to the Payee, at the expense of the Company, a new Note, in the principal amount equal to the unconverted portion of this Note and in the same form as this Note.


                                               KRONISH LIEB WEINER & HELLMAN LLP
Dated:

                                               By:_____________________
                                               Name:___________________
                                               Title:__________________

         Portion to be converted (if less than remaining principal balance):

                  $_____________________